UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 14, 2020

Bio-En Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-186629	990369776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 County Road, Unit B

Secaucus, NJ 07094

(Address of principal executive offices)

(845) 364-7151

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Material Definitive Agreement.

On November 29, 2019, Bio-En Holdings Corp. (“Bio”) announced that it had entered into a binding term sheet (the “Term Sheet”) to merge with Leo Riders Company (“Leo”), pursuant to which Leo would become a wholly-owned subsidiary of Bio with shares of Bio common stock being issued to the shareholders of Leo in an amount equal to up to 40% of the post-transaction outstanding capital stock of Bio.

According to the Term Sheet Bio would provide interim financing to Leo and assist Leo in additional capital raising efforts.

Pursuant to the Term Sheet, prior to December 31, 2019, Bio transferred to Leo aggregate sums equal to $235,000.

However, due to certain information regarding the financial position of Leo, which has come to light since the announcement of the Term Sheet, Bio has informed Leo that it is terminating the Term Sheet, and the merger with Leo is not expected to take place. Bio is taking steps to recover from Leo the monies it has advanced to date.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 14, 2020

Bio-En Holdings Corp

/s/ Barry Adika
By:	Barry Adika
Title:	Chief Executive Officer